EXHIBIT 11

COMPUTATION OF EARNINGS PER SHARE

           The following table sets forth the computation of basic and diluted earnings per share:



                                                          1998                 1997               1996
                                                          ----                 ----               ----

  Numerator:
  Net Income                                           $  5,234,000        $  26,291,000       $  21,281,000
                                                     ===============     ===============       ==============
  Denominator:
    Denominator for basic earnings per share --
    Weighted average shares outstanding                  16,799,000           16,428,000          15,914,000

    Effect of dilutive securities:
      Employee stock options                                 77,000               42,000              14,000
      Contingent stock-acquisition                            9,000                4,000                   -
                                                     ---------------     ---------------       --------------
    Dilutive potential common shares                         86,000               46,000              14,000
                                                     ---------------     ---------------       --------------

    Denominator for diluted earnings
       per share -
    Weighted average shares and assumed
       Conversions                                       16,885,000           16,474,000          15,928,000
                                                     ===============     ===============       ==============

  Basic earnings per share                             $       0.31        $        1.60        $       1.34
                                                     ===============     ===============       ==============

  Diluted earnings per share                           $       0.31        $        1.60        $       1.34
                                                     ===============     ===============       ==============